SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES AND EXCHANGE ACT of 1934

March 18, 2003

Date of Report

(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-76498	52-2362509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue

Suite 650

Santa Ana, California 92705

(Address of principal executive offices)

(877) 888-7348

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

Park Sahara – Las Vegas, Nevada

On March 18, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT – Park Sahara, LLC, a Delaware limited liability company, purchased an approximately 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,709 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada (the “Property”). The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of the Company. The seller was Park Sahara Office Center, LP, an unaffiliated third party. The total purchase price for the property was approximately $12,200,000. The purchase was financed through (i) the assumption of a $5,040,000, 8.00% fixed rate loan on a 25-year amortization schedule due September, 2007 from IDS American Express, (ii) a new approximately $2,260,000, 6.92% fixed rate loan on a 25-year amortization schedule due September 2007 from IDS American Express and, (iii) a $1,100,000, 7.00% fixed rate interest-only loan also due September 2007 from the seller. The Company’s proportionate share of the total purchase price was approximately $579,500 consisting of $180,500 in cash and $399,000 in debt. The Company’s liability for the Property’s debt is limited to the amount of its investment in the Property. The purchase price included a sales commission payable to an affiliate of the Company and Triple Net Properties, LLC, the Company’s Advisor (the “Advisor”), of $320,000, approximately 2.60% of the purchase price.

Originally built in 1979-80 and remodeled in 1996, the Property consists of five Class B office buildings aggregating approximately 123,709 square feet varied among one, two and three-story plans situated in an approximately 6.95-acre office park. There are approximately 471 parking spaces of which 282 are covered. The Property’s address is 1820-1860 East Sahara in Las Vegas, Nevada, in the Central/East submarket just southeast of the famous Las Vegas “Strip” where the majority of the city’s casinos, hotels and motels are located. The Property is approximately 96% leased to approximately 45 tenants. Major tenants include American Benefit Plan Administrators, Old Republic Title and the State of Nevada Department of Education and Dairy Commission. State of Nevada government entities occupied approximately 21% of the Property as of the date of acquisition. Within the next twelve months 7 leases totaling approximately 16,317 square feet, or 13% of the property’s gross rentable square feet, will expire.

The Company does not anticipate making any significant repairs or improvements to the Property over the next few years. A Phase I environmental assessment completed in connection with the purchase of the Property found no hazardous conditions with the exception of a small amount of asbestos-containing tile in a maintenance shop and minor groundwater contamination 300 feet up grade from the Property’s location. No remediation was recommended. For federal income tax purposes, the Property’s depreciable basis is approximately $10,370,000.

The Company has retained Triple Net Properties Realty, Inc., an affiliate of the Advisor and the Company, to manage the Property for a property management fee equal to 5% of the gross income of the Property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

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ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial	Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.14    Agreement for Purchase and Sale of Real Property and Escrow Instructions dated August 16, 2002 by and between Park Sahara Office Center, Ltd., LLC and Triple Net Properties, LLC, as partially assigned to GREIT—Park Sahara, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: March 28, 2003	By:	/s/ Anthony W. Thompson
Anthony W. Thompson President and Chief Executive Officer

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